EXHIBIT 99.1

For more information, contact:
Kevin Eichner (314) 725 5500
Frank Sanfilippo (314) 725 5500
Katie Hollar (816) 221 7500

ENTERPRISE FINANCIAL THIRD QUARTER EARNINGS PER SHARE

INCREASES 55.6% OVER PREVIOUS YEAR

St. Louis, October 19, 2004 – Enterprise Financial Services Corp (OTCBB: EFSC), the parent company of Enterprise Bank and Trust, reported a 55.6% increase in third quarter fully diluted earnings per share in comparison to the same quarter in 2003. Third quarter net income was $2.9 million or $0.28 per fully diluted share. Third quarter 2003 earnings were $1.8 million or $0.18 per fully diluted share.

For the nine months ended September 30, 2004, net income was $6.4 million or $0.63 per fully diluted share. For the comparable period in 2003, net income was $5.5 million or $0.56 per fully diluted share including an after tax gain from the sale of three Southeast Kansas branches which contributed $1.6 million or $0.16 per fully diluted share.

Portfolio loans at quarter end totaled $874 million. For the twelve month period ending September 30, 2004, portfolio loans grew by $129 million or 17.3%. Deposits increased $179 million or 23.6% during the same period. Loans grew by $90 million or 11.5% since December 31, 2003. The 2004 year to date loan growth was funded by a $141 million increase in deposits or 17.6% for the same period.

Net interest income increased $2.3 million or 9.4% for the first nine months of 2004 compared to the same period in 2003. The net interest rate margin through September decreased slightly from 4.06% to 3.84% primarily due to a decrease in overall loan yields.

“The Company has achieved excellent earnings momentum. This was the best quarter in the history of our Company, and we are well on the way to another record year overall. Growth in earnings per share remains our top priority while we increase our market share in both of our core lines of business,” said Kevin Eichner, president and CEO of Enterprise Financial.

The Company’s Wealth Management business segment reported total revenue growth of $549,000 or 22.2% for the first nine months of 2004 versus 2003. Total revenue for the first nine months of 2004 was $3.0 million versus $2.5 million in 2003 Assets under administration in Enterprise Trust were $1.24 billion at September 30, 2004 versus $1.04 billion at September 30, 2003, a 19.7% increase.

Provision for loan losses in the banking segment was $1.4 million for the nine months ended September 30, 2004 compared to $2.7 million for the same period in 2003. This decline is due to stable and strong non-performing loan levels, strengthening local economies and favorable delinquency trends. The allowance for loan losses of $11.4 million at September 30, 2004 represents 1.31% of outstanding portfolio loans compared to 1.35% at December 31, 2003.

“While we are now well positioned as a growth company in the industry, we are equally gratified by the quality of our loan portfolio. This continues to be one of the hallmarks of our business,” said Eichner.

Enterprise Financial operates commercial banking and wealth management businesses in metropolitan St. Louis and Kansas City, with a primary focus on serving the needs of privately held businesses, their owners and other success-minded individuals.

Please refer to Enterprise Financial’s consolidated balance sheets as of September 30, 2004 and December 31, 2003 and consolidated statements of operations for the three and nine months ended September 30, 2004 and 2003 attached for more details.

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Readers should note that in addition to the historical information contained herein, this press release may contain forward-looking statements which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local economic conditions, risks associated with rapid increase or decrease in prevailing interest rates and competition from banks and other financial institutions, as well as those in Enterprise Financial’s 2003 Annual Report on Form 10-K.

ENTERPRISE FINANCIAL SERVICES CORP AND SUBSIDIARIES

Consolidated Balance Sheets (unaudited)

September 30, 2004 and December 31, 2003

(Dollars in thousands, except share data)

	September 30, 2004	December 31, 2003
Assets
Cash and due from banks	$29,316	$26,271
Federal funds sold	38,712	—
Interest-bearing deposits	142	217
Investments in debt and equity securities:
Available for sale, at estimated fair value	92,998	83,939
Held to maturity, at amortized cost (estimated fair value of $8 at September 30, 2004 and $10 at December 31, 2003)	8	10

Total investments in debt and equity securities	93,006	83,949

Loans held for sale	1,599	2,848
Loans, less unearned loan fees	874,092	783,878
Less allowance for loan losses	11,441	10,590

Loans, net	862,651	773,288

Other real estate owned	273	—
Fixed assets, net	7,071	7,318
Accrued interest receivable	3,915	3,279
Goodwill	1,938	1,938
Prepaid expenses and other assets	7,767	8,618

Total assets	$1,046,390	$907,726

Liabilities and Shareholders’ Equity
Deposits:
Demand	$184,426	$164,952
Interest-bearing transaction accounts	77,952	58,926
Money market accounts	434,678	371,583
Savings	3,992	4,123
Certificates of deposit:
$100,000 and over	190,554	154,142
Other	45,333	42,674

Total deposits	936,935	796,400
Subordinated debentures	20,619	15,464
Federal Home Loan Bank advances	11,413	14,500
Notes payable and other borrowings	430	9,647
Accrued interest payable	1,331	1,150
Accounts payable and accrued expenses	4,616	5,177

Total liabilities	975,344	842,338

Shareholders’ equity:
Common stock, $.01 par value; authorized 20,000,000 shares; issued and outstanding 9,731,990 shares at September 30, 2004 and 9,618,482 shares at December 31, 2003	97	96
Additional paid-in capital	40,653	39,841
Retained earnings	30,472	24,832
Accumulated other comprehensive (loss) income	(176)	619

Total shareholders’ equity	71,046	65,388

Total liabilities and shareholders’ equity	$1,046,390	$907,726

ENTERPRISE FINANCIAL SERVICES CORP AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(Dollars in thousands, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Interest income:
Interest and fees on loans	$11,788	$10,298	$33,304	$30,971
Interest on debt and equity securities:
Taxable	584	364	1,561	1,252
Nontaxable	10	9	31	13
Interest on federal funds sold	138	26	224	114
Dividends on equity securities	30	20	75	54

Total interest income	12,550	10,717	35,195	32,404

Interest expense:
Interest-bearing transaction accounts	97	34	194	136
Money market accounts	1,192	776	2,955	2,588
Savings	3	3	9	21
Certificates of deposit:
$100,000 and over	1,058	763	2,894	2,172
Other	259	326	778	1,267
Subordinated debentures	374	307	1,036	924
Federal Home Loan Bank borrowings	173	247	593	849
Notes payable and other borrowings	1	6	30	35

Total interest expense	3,157	2,462	8,489	7,992

Net interest income	9,393	8,255	26,706	24,412
Provision for loan losses	100	635	1,437	2,728

Net interest income after provision for loan losses	9,293	7,620	25,269	21,684

Noninterest income:
Service charges on deposit accounts	532	455	1,529	1,347
Wealth Management income	1,119	1,214	3,023	2,474
Other service charges and fee income	92	92	277	280
Gain on sale of branches	—	—	—	2,938
Gain on sale of mortgage loans	9	302	219	831
Gain on sale of securities	126	—	127	78

Total noninterest income	1,878	2,063	5,175	7,948

Noninterest expense:
Compensation	3,962	3,913	11,748	11,218
Payroll taxes and employee benefits	612	597	2,100	1,858
Occupancy	523	496	1,540	1,471
Furniture and equipment	176	189	534	644
Data processing	208	218	586	730
Other	1,575	1,508	4,547	5,026

Total noninterest expense	7,056	6,921	21,055	20,947

Income before income tax expense	4,115	2,762	9,389	8,685
Income tax expense	1,261	1,005	3,022	3,195

Net income	$2,854	$1,757	$6,367	$5,490

Per share amounts
Basic earnings per share	$0.29	$0.18	$0.66	$0.57
Basic weighted average common shares outstanding	9,723,695	9,580,091	9,681,437	9,554,540
Diluted earnings per share	$0.28	$0.18	$0.63	$0.56
Diluted weighted average common shares outstanding	10,074,329	9,880,404	10,005,663	9,861,025